Exhibit 99.1

The Meet Group Reports Fourth Quarter and Full Year 2019 Financial Results

NEW HOPE, Pa., March 11, 2020 – The Meet Group, Inc. (NASDAQ: MEET), a leading provider of interactive livestreaming solutions, today reported financial results for its fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights

•	Total revenue of $57.6 million, up 10% from the prior year quarter.

•	GAAP net income of $4.9 million, or $0.07 per diluted share, compared with $4.3 million, or $0.06 per diluted share in the prior year quarter.

•	Adjusted EBITDA of $13.3 million, compared with $10.6 million in the prior year quarter.

•	Non-GAAP net income of $12.4 million, or $0.17 per diluted share, compared with $9.4 million, or $0.12 per diluted share, in the prior year quarter.

Full Year 2019 Financial Highlights

•	Total revenue of $211.7 million, up 19% from the prior year.

•	GAAP net income of $11.3 million, or $0.15 per diluted share, compared with $1.1 million or $0.02 per diluted share in the prior year.

•	Adjusted EBITDA of $42.2 million, compared with $32.0 million in the prior year.

•	Non-GAAP net income of $38.3 million, or $0.50 per diluted share, compared with $27.5 million, or $0.36 per diluted share, in the prior year.

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measures, below.)

“This is an exciting time for The Meet Group,” said Geoff Cook, Chief Executive Officer of The Meet Group. “I believe the transaction with ProSiebenSat.1 is a tremendous validation of our strategy to marry livestreaming video with dating. The combination of our companies adds our strength in freemium dating to ProSieben’s existing premium services, resulting in a more dynamic and well-rounded dating portfolio. Further, the transaction will allow us to pursue new strategic opportunities and accelerate growth by leveraging our video platform and ProSieben’s experience with content and entertainment.

“We are pleased with our results in the fourth quarter, which capped a solid year in which we more than doubled video revenue, launched new growth initiatives and further strengthened our safety leadership through new products and partner collaboration. I am proud of our team and all that we have accomplished.”

Fourth Quarter and Full Year Financial Results

For the fourth quarter of 2019, the Company reported revenue of $57.6 million, an increase of $5.1 million, or 10%, from $52.5 million in the fourth quarter of 2018. GAAP net income for the fourth quarter of 2019 was $4.9 million, or $0.07 per diluted share, compared with $4.3 million or $0.06 per diluted share in the fourth quarter of 2018. Adjusted EBITDA for the fourth quarter of 2019 was $13.3 million, compared with $10.6 million in the fourth quarter of 2018. Non-GAAP net income for the fourth quarter of 2019 was $12.4 million, or $0.17 per diluted share, compared with $9.4 million, or $0.12 per diluted share, in the fourth quarter of 2018.

For the year ended December 31, 2019, the Company reported revenue of $211.7 million, an increase of $33.1 million, or 19%, from $178.6 million for the year ended December 31, 2018. GAAP net income for the year ended December 31, 2019 was $11.3 million, or $0.15 per diluted share, compared with $1.1 million, or $0.02 per diluted share for the year ended December 31, 2018. Adjusted EBITDA for the year ended December 31, 2019 was $42.2 million, compared with $32.0 million for the year ended December

Exhibit 99.1

31, 2018. Non-GAAP net income for the year ended December 31, 2019 was $38.3 million, or $0.50 per diluted share, compared with $27.5 million, or $0.36 per diluted share, for the year ended December 31, 2018.

The Company ended the year with $27.2 million in cash and cash equivalents.

The Meet Group Acquisition by ProSiebenSat.1 and General Atlantic

On March 5, 2020, the Company announced that it had entered into a definitive agreement to be acquired by ProSiebenSat.1’s and General Atlantic’s joint company NuCom Group in an all cash transaction for $6.30 per fully diluted share representing an enterprise value of approximately $500 million. The transaction is expected to close in the second half of 2020. Due to the pending acquisition by ProSiebenSat.1`s and General Atlantic’s joint company NuCom Group, the Company does not plan to host an earnings conference call or provide forward-looking guidance.

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and share data)

	2019	2018
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$27,241	$28,366
Accounts receivable, net of allowance for bad debts of $269 and $384 as of December 31, 2019 and 2018, respectively	25,234	27,148
Prepaid expenses and other current assets	6,062	4,911
Total current assets	58,537	60,425
Deferred tax assets	16,233	19,049
Property and equipment, net	3,625	4,634
Operating lease right-of-use assets	7,034	—
Intangible assets, net	29,305	36,558
Goodwill	156,687	148,133
Other assets	1,300	2,454
Total assets	$272,721	$271,253
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$5,346	$9,071
Accrued liabilities	20,090	19,112
Current portion of long-term debt, net	3,500	18,567
Current portion of operating lease liabilities	2,081	—
Current portion of finance lease obligations	10	134
Deferred revenue	3,884	4,621
Total current liabilities	34,911	51,505
Long-term debt, net	30,375	18,088
Long-term operating lease liabilities	5,024	—
Long-term finance lease obligations	53	59
Long-term derivative liabilities	1,451	940
Deferred tax liabilities	2,773	3,400
Other liabilities	894	40
Total liabilities	75,481	74,032
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; authorized - 5,000,000 shares; no shares issued and outstanding as of December 31, 2019 and 2018	—	—
Series A junior participating preferred stock, $0.001 par value; authorized - 200,000 shares; no shares issued and outstanding as of December 31, 2019 and 2018	—	—
Common stock, $0.001 par value; authorized - 100,000,000 shares; 70,756,013 and 74,697,526 shares issued and outstanding as of December 31, 2019 and 2018, respectively	71	75
Additional paid-in capital	430,959	419,456
Accumulated deficit	(231,441)	(220,276)
Accumulated other comprehensive loss	(2,349)	(2,034)
Total stockholders’ equity	197,240	197,221
Total liabilities and stockholders’ equity	$272,721	$271,253

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$57,567	$52,458	$211,701	$178,613
Operating costs and expenses:
Sales and marketing	8,683	8,531	34,332	32,086
Product development and content	32,578	30,110	124,425	102,757
General and administrative	5,791	5,532	21,931	21,094
Depreciation and amortization	3,052	3,217	13,131	13,776
Acquisition, restructuring and other	(334)	236	414	5,038
Total operating costs and expenses	49,770	47,626	194,233	174,751
Income from operations	7,797	4,832	17,468	3,862
Other income (expense):
Interest income	18	11	107	24
Interest expense	(270)	(484)	(1,301)	(2,322)
(Loss) gain on disposal of assets	—	(95)	41	(95)
Gain (loss) on foreign currency transactions	43	(3)	(51)	97
Other items of (expense) income, net	(6)	16	(1)	44
Total other expense	(215)	(555)	(1,205)	(2,252)
Income before income tax (expense) benefit	7,582	4,277	16,263	1,610
Income tax (expense) benefit	(2,704)	17	(4,929)	(467)
Net income	$4,878	$4,294	$11,334	$1,143

Basic and diluted net income per share:
Basic net income per share	$0.07	$0.06	$0.15	$0.02
Diluted net income per share	$0.07	$0.06	$0.15	$0.02

Weighted-average shares outstanding:
Basic	71,332,964	74,217,118	74,118,035	73,085,542
Diluted	74,233,459	76,863,201	76,921,420	75,616,439

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2019	2018
	(Unaudited)
Cash flows from operating activities:
Net income	$11,334	$1,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,131	13,776
Amortization of right-of-use assets	2,567	—
Stock-based compensation expense	11,107	9,286
Deferred tax expense (benefit)	2,213	(130)
(Gain) loss on disposal of assets	(41)	95
Loss (gain) on foreign currency transactions	51	(97)
Bad debt expense	1,884	598
Non-cash interest expense	323	327
Changes in derivative financial instruments	—	28
Changes in contingent consideration obligations	1,059	—
Changes in operating assets and liabilities:
Accounts receivable	489	(1,519)
Prepaid expenses, other current assets and other assets	1,378	(2,773)
Accounts payable and accrued liabilities	(7,114)	7,495
Deferred revenue	(765)	368
Net cash provided by operating activities	37,616	28,597
Cash flows from investing activities:
Purchases of property and equipment	(1,515)	(2,507)
Acquisition of business, net of cash acquired	(11,808)	—
Net cash used in investing activities	(13,323)	(2,507)
Cash flows from financing activities:
Proceeds from exercise of stock options	770	2,562
Repurchases of common stock	(22,505)	—
Payments of finance leases	(191)	(241)
Proceeds from revolving loan	7,000	—
Proceeds from term loan, net	34,907	—
Payments for restricted stock awards withheld for taxes	(372)	(420)
Payments of loan origination costs	(108)	—
Payments of revolving loan	(7,000)	—
Payments of contingent consideration	—	(5,000)
Payments of term loan	(37,815)	(19,310)
Net cash used in financing activities	(25,314)	(22,409)
Change in cash and cash equivalents prior to effect of foreign currency exchange rate	(1,021)	3,681
Effect of foreign currency exchange rate	(104)	(368)
Net (decrease) increase in cash and cash equivalents	(1,125)	3,313
Cash and cash equivalents at beginning of period	28,366	25,053
Cash and cash equivalents at end of period	$27,241	$28,366
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,027	$1,971
Cash paid for income taxes	$2,723	$—

Exhibit 99.1

THE MEET GROUP, INC.
DISAGGREGATION OF REVENUE
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2019		2018		2019		2018
	$	%	$	%	$	%	$	%
User pay revenue:
Video	$22,272	38.7%	$15,189	29.0%	$84,113	39.7%	$39,282	22.0%
Subscription and other in-app products	14,913	25.9%	16,106	30.7%	61,683	29.2%	68,048	38.1%
Total user pay revenue	37,185	64.6%	31,295	59.7%	145,796	68.9%	107,330	60.1%
Advertising	20,382	35.4%	21,163	40.3%	65,905	31.1%	71,283	39.9%
Total revenue	$57,567	100.0%	$52,458	100.0%	$211,701	100.0%	$178,613	100.0%

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$4,878	$4,294	$11,334	$1,143
Interest expense	270	484	1,301	2,322
Income tax expense (benefit)	2,704	(17)	4,929	467
Depreciation and amortization expense	3,052	3,217	13,131	13,776
Stock-based compensation expense	2,786	2,259	11,107	9,286
Acquisition, restructuring and other	(334)	236	414	5,038
Loss (gain) on disposal of assets	—	95	(41)	95
(Gain) loss on foreign currency transactions	(43)	3	51	(97)
Adjusted EBITDA	$13,313	$10,571	$42,226	$32,030

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP net income	$4,878	$4,294	$11,334	$1,143
Stock-based compensation expense	2,786	2,259	11,107	9,286
Amortization of intangibles	2,402	2,605	10,533	11,520
Income tax expense (benefit)	2,704	(17)	4,929	467
Acquisition, restructuring and other	(334)	236	414	5,038
Non-GAAP net income	$12,436	$9,377	$38,317	$27,454

GAAP basic net income per share	$0.07	$0.06	$0.15	$0.02
GAAP diluted net income per share	$0.07	$0.06	$0.15	$0.02
Basic Non-GAAP net income per share	$0.17	$0.13	$0.52	$0.38
Diluted Non-GAAP net income per share	$0.17	$0.12	$0.50	$0.36

Weighted-average shares outstanding:
Basic	71,332,964	74,217,118	74,118,035	73,085,542
Diluted	74,233,459	76,863,201	76,921,420	75,616,439

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$10,963	$10,398	$37,616	$28,597
Less: Purchases of property and equipment	(357)	(2,103)	(1,515)	(2,507)
Free cash flow	$10,606	$8,295	$36,101	$26,090

Exhibit 99.1

Webcast and Conference Call Details

Due to the pending acquisition by ProSiebenSat.1’s and General Atlantic’s joint company NuCom Group, the Company does not plan to host an earnings conference call.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a leading provider of interactive livestreaming solutions designed to meet the universal need for human connection. Our ecosystem of livestreaming apps enables users around the world to interact through one-to-many livestreaming broadcasts and text-based conversations. Our top apps, MeetMe©, LOVOO©, Skout©, Tagged© and Growlr©, deliver live interactions and meaningful connections to millions of users daily. Headquartered in New Hope, PA, we have offices in Philadelphia, San Francisco, Dresden and Berlin. The Meet Group is committed to safety. You can find a description of current safety practices here: https://www.themeetgroup.com/safety-practices/. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether the transaction with ProSiebenSat.1 is a validation of our business strategy; whether a combined company will add our strength in freemium dating to ProSieben’s existing premium services; whether a combined company will result in a more dynamic and well-rounded dating portfolio; whether the transaction will allow us to pursue new strategic opportunities and accelerate growth; whether our current levels of video revenue growth will continue; and whether and when our transaction with ProSieben will close. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “outlook,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2018 filed with the SEC on March 8, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC on May 9, 2019, July 31, 2019 and November 8, 2019, respectively. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Exhibit 99.1

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe, Skout and LOVOO. The Company defines a Video Daily Active User (vDAU) as a registered user of one of our platforms who has logged in and visited the Live feature, either as a broadcaster or viewer, on the day of measurement. The Company defines Average Daily Video Revenue per Daily Active User (vARPDAU) as the average daily video revenue per vDAU. The Company uses these user metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents user metrics because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and because it believes that these metrics provide useful information to investors regarding the Company’s financial condition and results of operations. There is no directly comparable U.S. generally accepted accounting principles (GAAP) measure to vARPDAU provided in the Company’s financial statements and therefore no reconciliation is provided.

The Company uses Adjusted EBITDA, Non-GAAP Net Income and Free Cash Flow, which are not calculated and presented in accordance with GAAP, in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below for these historical non-GAAP financial measures to their directly comparable GAAP financial measures.  Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its Adjusted EBITDA outlook that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation.

The Company defines Adjusted EBITDA as net income (or loss) before interest expense, benefit from or provision for income taxes, depreciation and amortization expense, stock-based compensation expense, non-recurring acquisition, restructuring or other expenses, gain or loss on foreign currency transactions, gain or loss on sale or disposal of assets, bad debt expense outside the normal range, and goodwill and long-lived asset impairment charges. The Company excludes stock-based compensation expense because it is non-cash in nature. The Company defines Non-GAAP Net Income as net income (or loss) before benefit from or provision for income taxes, amortization on intangibles, non-recurring acquisition, restructuring and other expenses, goodwill and long-lived asset impairment charges and non-cash stock-based compensation expense. The Company defines Free Cash Flow as net cash provided by or used in its operating activities, minus purchases of property and equipment, as shown in the consolidated statements of cash flows.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

Exhibit 99.1

Investor Contact:
Leslie Arena
larena@themeetgroup.com
267 714 6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267 446 7010